Exhibit 99.1

MoneyGram International Reports Third Quarter 2009 Financial Results

MINNEAPOLIS--(BUSINESS WIRE)--October 30, 2009--MoneyGram International, Inc. (NYSE:MGI), a leading global payment services company, today reported financial results for the third quarter of 2009.

  Money transfer transaction volume excluding bill payment increased 6 percent, and money transfer fee and other revenue increased 3 percent versus prior year. On a constant currency basis, money transfer fee and other revenue excluding bill payment increased 5 percent versus prior year.
  Global agent locations reached 186,000, an increase of 15 percent over prior year.
  Adjusted EBITDA in the quarter was $66.6 million versus $75.7 million in the prior year, primarily driven by a $15.8 million decrease in net investment income in the third quarter of 2009.
  Net loss for the quarter was $18.3 million and EBITDA was $29.3 million. Both EBITDA and net loss were impacted by $37.4 million of significant items in the quarter. These items include a $16.5 million legal accrual for a patent lawsuit; a $6.0 million legal accrual for settlement with the FTC; $9.2 million of stock-based compensation and executive severance; $8.4 million in impairment charges and $2.7 million of net securities gains.
  Total revenue in the third quarter was $304.5 million, roughly unchanged from $305.0 million in the same period last year. Third quarter 2008 total revenue included net securities losses of $13.3 million and investment revenue that was $25.4 million more favorable compared with 2009.
  Year-to-date total revenue in 2009 was $875.5 million, up from $608.1 million in the first three quarters of 2008. Year-to-date total revenue in 2008 included net securities losses of $350.8 million and investment revenue that was $101.3 million more favorable compared with 2009.

“In the third quarter we made great progress on our expansion initiatives and on our efforts to actively manage our debt,” said Pamela H. Patsley, MoneyGram International chairman and chief executive officer. “While our third quarter results were affected by several items, we do not believe that these are reflective of the underlying strength of the business. During the quarter, we saw improved growth in our money transfer business, signed and renewed several key agents around the globe and implemented initiatives focused on reducing costs, streamlining processes and improving efficiencies. I am confident that as a company we are re-energized and collectively taking the right steps to position MoneyGram for long-term profitable growth.”

Liquidity

The Company ended the third quarter with assets in excess of payment service obligations of $410.5 million, and earlier in this month paid down the remaining $45.0 million balance on its revolving credit facility. Over the last six months, the Company has paid down $145.0 million of its outstanding debt.

Market Development

In the third quarter of 2009, the Company continued its focus on expanding its agent network. For example, MoneyGram recently:

  Expanded its agreement with Carrefour, the world’s second largest retailer, to add money transfer services to 22 Carrefour hypermarkets throughout Romania.
  Renewed a multi-year agreement with Itau Unibanco, Brazil’s largest private-sector bank, and added 1,000 MoneyGram agent locations to the bank's existing MoneyGram network of nearly 5,000 branches.
  Signed CUNA Strategic Services in the U.S., to provide 7,900 credit unions with turnkey access to MoneyGram’s global money transfer and bill payment services.
  Added 2,600 Union Bank of India locations through the Company’s largest super agent, UAE Exchange Financial Services.
  Added Citi Personal Loans and Citi Mortgage to the Company’s growing list of clients offering customers the convenience of walk-in bill payment services.
  Expanded MoneyGram’s successful prepaid business with the addition of First Data, Metavante and TxVia, providing consumers with more convenient options to add funds to their re-loadable prepaid cards in MoneyGram's agent locations in the U.S.

“As we move into 2010, we will continue to expand our network and further enhance our product and service offerings thus increasing value and brand loyalty for our customers,” added Patsley. “The adoption of new services, such as mobile text message ‘receive’ notifications and multi-currency payout, coupled with our MoneyGram Rewards global loyalty program, create a formidable platform for growth.”

Global Funds Transfer Results

Total revenue for the Global Funds Transfer segment rose to $285.0 million in the third quarter of 2009 from $279.5 million in the same period last year. Segment results were impacted by a 6 percent increase in money transfer transaction volume excluding bill payment, partially offset by currency valuation changes and a decline in average money transfer fees. The segment reported operating income of $13.7 million, and an operating margin of 4.8 percent in the third quarter. Both operating income and margin were impacted by $27.1 million of the significant items discussed above. Adjusted margin was 14.3 percent.

Money transfer transaction volume excluding bill payment increased 6 percent and revenue increased 3 percent to $235.2 million in the third quarter of 2009 from $228.0 million in the third quarter of 2008. On a constant currency basis, money transfer revenue excluding bill payment improved 5 percent.

Money transfer transaction volume including bill payment was up 4 percent and revenue improved by 2 percent to $266.5 million in the third quarter of 2009 from $260.0 million in the third quarter of 2008. On a constant currency basis, money transfer revenue including bill payment improved 4 percent.

In the third quarter, money transfer transactions excluding bill payment originating in the United States and Canada increased 9 percent. Including bill payment, transactions increased 4 percent in the quarter from the prior year. Transactions originating outside of North America increased 8 percent from the prior year. Spain’s economic downturn continues to impact the Company’s international transaction growth. Excluding Spain, transactions originating outside of North America increased 17 percent from the prior year.

MoneyGram’s transaction volume to Mexico decreased 10 percent in the quarter. However, the Company continued to see positive growth in its domestic U.S. business, and throughout much of Latin America and Canada.

Payment Systems Results

Payment Systems total revenue declined to $18.5 million in the third quarter of 2009 from $25.5 million in the third quarter of 2008. Net revenue in 2009 reflects investment revenue of $5.1 million and a net securities gain of $2.1 million, while 2008 net revenue reflects $26.8 million of investment revenue and $11.2 million in net securities losses and $10.6 million in commission expense. The segment reported operating income of $7.0 million in the third quarter of 2009, up from $1.9 million in the third quarter of 2008. Operating margin improved to 38.0 percent in the third quarter of 2009 from 7.6 percent in the comparable period last year.

Legal Accruals

In the third quarter, the Company recorded an accrual of $6.0 million related to a settlement with the Federal Trade Commission (FTC) regarding customer complaints that third parties have inappropriately used MoneyGram’s money transfer services in conjunction with consumer fraud activities. This $6.0 million accrual is in addition to a $12.0 million accrual taken by the Company during the second quarter of 2009 toward the potential settlement. In combination, these accruals fully satisfy the monetary terms of the Company’s settlement with the FTC.

Also during the quarter, the Company recorded an accrual for $16.5 million related to a verdict returned in a suit brought by Western Union involving certain Western Union patents. Post-trial motions are pending, including the Company's motions for judgment in its favor and for a new trial. The Company continues to evaluate next steps, including a possible appeal if its post-trial motions are not successful.

Non-GAAP Measures

In addition to results presented in accordance with GAAP, this press release and related tables include certain non-GAAP financial measures, including a presentation of EBITDA (earnings before interest, taxes, depreciation and amortization, including agent signing bonus amortization) and Adjusted EBITDA (EBITDA adjusted for significant items). The following tables include a full reconciliation of these non-GAAP financial measures to the related GAAP financial measures.

We believe that EBITDA and Adjusted EBITDA provide useful information to investors because they are an indicator of the strength and performance of ongoing business operations, including our ability to service debt and fund capital expenditures, acquisitions and operations. These calculations are commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare the operating performance and value of companies within our industry. In addition, the Company’s debt agreements require compliance with financial measures based on EBITDA and Adjusted EBITDA. Finally, EBITDA and Adjusted EBITDA are financial measures used by management in reviewing results of operations, forecasting, assessing cash flow and capital, allocating resources and establishing employee incentive programs.

Although MoneyGram believes the above non-GAAP financial measures enhance investors’ understanding of its business and performance, these non-GAAP financial measures should not be considered an exclusive alternative to accompanying GAAP financial measures.

Description of Tables

Table One – Consolidated Statements of Loss
Table Two – Consolidated Statements of (Loss) Income (as Adjusted)
Table Three – Global Funds Transfer Segment Results (as Adjusted)
Table Four – Payment Systems Segment Results (as Adjusted)
Table Five – EBITDA and Adjusted EBITDA
Table Six – Consolidated Balance Sheets
Table Seven – Assets in Excess of Payment Service Obligations

Conference Call

MoneyGram International will have a conference call today at 9:00 a.m. ET, 8:00 a.m. CT to discuss its third quarter 2009 results. Pamela H. Patsley, chairman and chief executive officer, and Jeff Woods, executive vice president and chief financial officer, will host the call. The conference call can be accessed by calling 1-877-548-7911 in the U.S. The participant confirmation number is 8914415. A replay of the conference call will be available one hour after the call concludes through 5:00 p.m. ET on Nov. 6, 2009. The replay of the call is available at 1-888-203-1112 for U.S. callers or 1-719-457-0820 for international callers. The confirmation code is 8914415.

About MoneyGram International, Inc.

MoneyGram International, Inc. is a leading global payment services company. The Company's major products and services include global money transfers, money orders and payment processing solutions for financial institutions and retail customers. MoneyGram is a New York Stock Exchange listed company with approximately 186,000 global money transfer agent locations in 190 countries and territories. For more information, visit the Company's website at www.moneygram.com.

Forward Looking Statements

The statements contained in this press release regarding MoneyGram International, Inc. that are not historical and factual information contained herein, particularly those statements pertaining to MoneyGram’s expectations, guidance or future operating results, are forward-looking statements and are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are only as of the date they are made, and unless legally required, MoneyGram undertakes no obligation to update or revise publicly any forward-looking statement. Words such as “estimates,” “expects,” “projects,” “plans” and other similar expressions or future or conditional verbs such as “will,” “should,” “could,” and “would” are intended to identify such forward-looking statements. These forward-looking statements are based on management's current expectations and are subject to uncertainty and changes in circumstances due to a number of factors, including, but not limited to the following: (a) our substantial dividend and debt service obligations and our covenant requirements which could impact our ability to obtain additional financing and to operate and grow our business; (b) sustained illiquidity of global financial markets which may adversely affect our liquidity and our agents’ liquidity, our access to credit and capital and our agents’ access to credit and capital and our earnings on our investment portfolio; (c) weak economic conditions generally and in geographic areas or industries that are important to our business which may cause a decline in our money transfer growth rate and transaction volume and/or revenue; (d) a material slow down or complete disruption of international migration patterns which could adversely affect our money transfer volume and growth rate; (e) a loss of material retail agent relationships or a reduction in transaction volume from them; (f) our ability to develop and implement successful pricing strategies for our services; (g) stockholder lawsuits and other litigation or government investigations of the Company or its agents which could result in material costs, settlements, fines or penalties; (h) our ability to maintain sufficient banking relationships; (i) our ability to attract and retain key employees; (j) our ability to maintain capital sufficient to pursue our growth strategy, fund key strategic initiatives and meet evolving regulatory requirements; (k) our ability to successfully and timely implement new or enhanced technology and infrastructure, delivery methods and product and service offerings and to invest in products, services and infrastructure; (l) our ability to adequately protect our brand and our other intellectual property rights and to avoid infringing on third-party intellectual property rights; (m) competition from large competitors, niche competitors or new competitors that may enter the markets in which we operate; (n) the impact of laws, regulatory requirements, and other industry practices in the U.S. and abroad, including changes in laws, regulations or other industry practices and standards that may increase our costs of doing business or reduce the market for or value of our services; (o) our offering of money transfer services through agents in regions that are politically volatile or, in a limited number of cases, are subject to certain Office of Foreign Assets Control (“OFAC”) restrictions which could result in contravention of U.S. law or regulations by us or our agents which could subject us to fines and penalties and cause us reputational harm; (p) a breakdown, catastrophic event, security breach, privacy breach, improper operation or other event impacting our systems or processes or our vendors’, agents’ or financial institution customers’ systems or processes, which could result in financial loss, loss of customers, regulatory sanctions and damage to our brand and reputation; (q) our ability to scale our technology to match our business and transactional growth; (r) our ability to manage our credit exposure to retail agents and financial institution customers; (s) our ability to mitigate fraud risks from consumers, agents and other third parties; (t) our ability to successfully manage risks associated with running Company-owned retail locations and acquiring new businesses; (u) our ability to successfully manage risks associated with our international sales and operations including the potential for political, economic or other instability in countries that are important to our business; (v) our compliance with the internal control provisions of Section 404 of the Sarbanes-Oxley Act of 2002; (w) the outcome of positions we take with respect to federal, state, local and international taxation; (x) additional risk factors described in our other filings with the Securities and Exchange Commission from time to time.

TABLE ONE
MONEYGRAM INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF LOSS
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		2009 vs	September 30,		2009 vs
(Amounts in thousands, except per share data)	2009	2008	2008	2009	2008	2008

REVENUE
Fee and other revenue	$294,863	$286,021	$8,842	$841,500	$830,699	$10,801
Investment revenue	6,849	32,231	(25,382)	26,995	128,294	(101,299)
Net securities gains (losses)	2,738	(13,253)	15,991	7,027	(350,844)	357,871
Total revenue	304,450	304,999	(549)	875,522	608,149	267,373
Fee commissions expense	128,352	131,397	(3,045)	368,660	377,727	(9,067)
Investment commissions expense	375	9,968	(9,593)	1,128	101,472	(100,344)
Total commissions expense	128,727	141,365	(12,638)	369,788	479,199	(109,411)
Net revenue	175,723	163,634	12,089	505,734	128,950	376,784

EXPENSES
Compensation and benefits	58,963	53,541	5,422	158,234	173,976	(15,742)
Transaction and operations support	82,573	48,530	34,043	198,223	151,894	46,329
Occupancy, equipment and supplies	12,254	11,069	1,185	35,517	34,682	835
Interest expense	26,127	27,834	(1,707)	79,816	66,631	13,185
Depreciation and amortization	14,510	13,891	619	43,834	42,397	1,437
Valuation loss on embedded derivative	-	47,233	(47,233)	-	16,030	(16,030)
Debt extinguishment loss	-	-	-	-	1,499	(1,499)
Total expenses	194,427	202,098	(7,671)	515,624	487,109	28,515
Loss before income taxes	(18,704)	(38,464)	19,760	(9,890)	(358,159)	348,269
Income tax (benefit) expense	(400)	88	(488)	(110)	26,087	(26,197)
NET LOSS	$(18,304)	$(38,552)	$20,248	$(9,780)	$(384,246)	$374,466

Basic and diluted loss per common share	$(0.60)	$(0.80)	$0.20	$(1.19)	$(5.34)	$4.15

Net loss as reported	$(18,304)	$(38,552)	$20,248	$(9,780)	$(384,246)	$374,466
Preferred stock dividends	(28,277)	(24,995)	(3,282)	(81,111)	(50,810)	(30,301)
Accretion recognized on preferred stock	(2,580)	(2,533)	(47)	(7,621)	(5,192)	(2,429)
Net loss available to common stockholders	$(49,161)	$(66,080)	$16,919	$(98,512)	$(440,248)	$341,736

Weighted-average outstanding common shares (1)	82,505	82,464	41	82,497	82,452	45

(1) The following potential common shares are excluded as their effect is anti-dilutive in periods of net loss available to common stockholders:

Shares related to stock options and restricted stock	22,560	3,485		15,781	3,918
Shares related to preferred stock	370,082	327,324		370,082	327,324

TABLE TWO
MONEYGRAM INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF (LOSS) INCOME (AS ADJUSTED)
(Unaudited)

	Three Months Ended September 30, 2009			Three Months Ended September 30, 2008
(Amounts in thousands)	As Reported	Adjustments (1)	Adjusted	As Reported	Adjustments (1)		Adjusted

REVENUE
Fee and other revenue	$294,863	$-	$294,863	$286,021	$-		$286,021
Investment revenue	6,849	-	6,849	32,231	-		32,231
Net securities gains (losses)	2,738	(2,738)	-	(13,253)	13,253		-
Total revenue	304,450	(2,738)	301,712	304,999	13,253		318,252
Fee commissions expense	128,352	-	128,352	131,397	-		131,397
Investment commissions expense	375	-	375	9,968	-		9,968
Total commissions expense	128,727	-	128,727	141,365	-		141,365
Net revenue	175,723	(2,738)	172,985	163,634	13,253		176,887

EXPENSES
Compensation and benefits	58,963	(8,933)	50,030	53,541	(1,199)		52,342
Transaction and operations support	82,573	(31,175)	51,398	48,530	(24)		48,506
Occupancy, equipment and supplies	12,254	-	12,254	11,069	-		11,069
Interest expense	26,127	-	26,127	27,834	-		27,834
Depreciation and amortization	14,510	-	14,510	13,891	-		13,891
Valuation loss on embedded derivative	-	-	-	47,233	(47,233)		-
Total expenses	194,427	(40,108)	154,319	202,098	(48,456)		153,642
(Loss) income before income taxes	$(18,704)	$37,370	$18,666	$(38,464)	$61,709		$23,245

	Nine Months Ended September 30, 2009			Nine Months Ended September 30, 2008
(Amounts in thousands)	As Reported	Adjustments (1)	Adjusted	As Reported	Adjustments (1)		Adjusted

REVENUE
Fee and other revenue	$841,500	$-	$841,500	$830,699	$-		$830,699
Investment revenue	26,995	-	26,995	128,294	-		128,294
Net securities gains (losses)	7,027	(7,027)	-	(350,844)	350,844		-
Total revenue	875,522	(7,027)	868,495	608,149	350,844		958,993
Fee commissions expense	368,660	-	368,660	377,727	-		377,727
Investment commissions expense	1,128	-	1,128	101,472	(27,735)		73,737
Total commissions expense	369,788	-	369,788	479,199	(27,735)		451,464
Net revenue	505,734	(7,027)	498,707	128,950	378,579		507,529

EXPENSES
Compensation and benefits	158,234	(11,674)	146,560	173,976	(19,017)		154,959
Transaction and operations support	198,223	(47,150)	151,073	151,894	(8,963)		142,931
Occupancy, equipment and supplies	35,517	-	35,517	34,682	-		34,682
Interest expense	79,816	-	79,816	66,631	(1,982)	(2)	64,649
Depreciation and amortization	43,834	-	43,834	42,397	-		42,397
Valuation loss on embedded derivative	-	-	-	16,030	(16,030)		-
Debt extinguishment loss	-	-	-	1,499	(1,499)		-
Total expenses	515,624	(58,824)	456,800	487,109	(47,491)		439,618
(Loss) income before income taxes	$(9,890)	$51,797	$41,907	$(358,159)	$426,070		$67,911

(1) See Table 5 - EBITDA and Adjusted EBITDA for a detailed listing of the adjustments.
(2) Loss upon termination of interest rate swaps related to our debt.

TABLE THREE
MONEYGRAM INTERNATIONAL, INC.
GLOBAL FUNDS TRANSFER SEGMENT RESULTS (AS ADJUSTED)
(Unaudited)

	Three Months Ended September 30, 2009			Three Months Ended September 30, 2008
(Amounts in thousands)	As Reported	Adjustments (1)	Adjusted	As Reported	Adjustments (1)	Adjusted

Money transfer revenue
Fee and other revenue	$266,466	$-	$266,466	$259,952	$-	$259,952
Investment revenue	66	-	66	373	-	373
Net securities losses	-	-	-	(159)	159	-
Retail money order and other
Fee and other revenue	17,043	-	17,043	16,203	-	16,203
Investment revenue	1,081	-	1,081	5,049	-	5,049
Net securities gains (losses)	367	(367)	-	(1,891)	1,891	-
Total Global Funds Transfer revenue	285,023	(367)	284,656	279,527	2,050	281,577

Commissions expense	127,832	-	127,832	130,731	-	130,731
Net revenue	$157,191	$(367)	$156,824	$148,796	$2,050	$150,846

Operating income	$13,721	$27,099	$40,820	$39,514	$3,005	$42,519

Operating margin	4.8%		14.3%	14.1%		15.1%

	Nine Months Ended September 30, 2009			Nine Months Ended September 30, 2008
(Amounts in thousands)	As Reported	Adjustments (1)	Adjusted	As Reported	Adjustments (1)	Adjusted

Money transfer revenue
Fee and other revenue	$758,313	$-	$758,313	$751,552	$-	$751,552
Investment revenue	172	-	172	1,454	-	1,454
Net securities losses	-	-	-	(4,240)	4,240	-
Retail money order and other
Fee and other revenue	50,957	-	50,957	49,862	-	49,862
Investment revenue	4,058	-	4,058	18,919	-	18,919
Net securities gains (losses)	958	(958)	-	(46,769)	46,769	-
Total Global Funds Transfer revenue	814,458	(958)	813,500	770,778	51,009	821,787

Commissions expense	367,053	-	367,053	375,845	-	375,845
Net revenue	$447,405	$(958)	$446,447	$394,933	$51,009	$445,942

Operating income	$61,352	$43,583	$104,935	$66,462	$53,059	$119,521

Operating margin	7.5%		12.9%	8.6%		14.5%

(1) Represents the allocation to Global Funds Transfer of the adjustments detailed in Table 5 - EBITDA and Adjusted EBITDA.

TABLE FOUR
MONEYGRAM INTERNATIONAL, INC.
PAYMENT SYSTEMS SEGMENT RESULTS (AS ADJUSTED)
(Unaudited)

	Three Months Ended September 30, 2009			Three Months Ended September 30, 2008
(Amounts in thousands)	As Reported	Adjustments (1)	Adjusted	As Reported	Adjustments (1)	Adjusted

Fee and other revenue	$11,354	$-	$11,354	$9,869	$-	$9,869
Investment revenue	5,055	-	5,055	26,809	-	26,809
Net securities gains (losses)	2,095	(2,095)	-	(11,203)	11,203	-
Total Payment Systems revenue	18,504	(2,095)	16,409	25,475	11,203	36,678

Commissions expense	896	-	896	10,635	-	10,635
Net revenue	$17,608	$(2,095)	$15,513	$14,840	$11,203	$26,043

Operating income	$7,023	$(214)	$6,809	$1,927	$11,471	$13,398

Operating margin	38.0%		41.5%	7.6%		36.5%

	Nine Months Ended September 30, 2009			Nine Months Ended September 30, 2008
(Amounts in thousands)	As Reported	Adjustments (1)	Adjusted	As Reported	Adjustments (1)	Adjusted

Fee and other revenue	$32,205	$-	$32,205	$28,989	$-	$28,989
Investment revenue	20,131	-	20,131	107,989	-	107,989
Net securities gains (losses)	5,386	(5,386)	-	(299,835)	299,835	-
Total Payment Systems revenue (losses)	57,722	(5,386)	52,336	(162,857)	299,835	136,978

Commissions expense	2,735	-	2,735	103,354	(27,735)	75,619
Net revenue (losses)	$54,987	$(5,386)	$49,601	$(266,211)	$327,570	$61,359

Operating income (loss)	$23,718	$(2,701)	$21,017	$(309,022)	$328,113	$19,091

Operating margin	41.1%		40.2%	NM		13.9%

(1) Represents the allocation to Payment Systems of the adjustments detailed in Table 5 - EBITDA and Adjusted EBITDA.

TABLE FIVE
MONEYGRAM INTERNATIONAL, INC.
EBITDA AND ADJUSTED EBITDA
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Amounts in thousands)	2009	2008	2009	2008

Loss before income taxes	$(18,704)	$(38,464)	$(9,890)	$(358,159)
Interest expense	26,127	27,834	79,816	66,631
Depreciation and amortization	14,510	13,891	43,834	42,397
Amortization of agent signing bonuses	7,331	10,711	24,413	27,809
EBITDA	29,264	13,972	138,173	(221,322)

Significant items impacting EBITDA:
Net securities (gains) losses	(2,738)	13,253	(7,027)	350,844
Severance and related costs (1)	3,752	-	5,010	17,653
Impairment charges (2)	8,409	-	12,267	-
Legal accruals (3)	22,500	-	34,500	-
Stock-based compensation expense (4)	5,447	1,223	7,047	2,594
Valuation loss on embedded derivatives (5)	-	47,233	-	16,030
Transaction costs related to the recapitalization	-	-	-	7,733
Debt extinguishment loss (6)	-	-	-	1,499
Valuation loss on interest rate swaps (7)	-	-	-	27,735
Adjusted EBITDA	$66,634	$75,681	$189,970	$202,766

(1) Severance and related costs from executive terminations, none of which is allocated to the segments. Related costs are included in the "Transaction and operations support" line in our Consolidated Statements of Loss.

(2) Impairment of the corporate airplane, goodwill and capitalized software in connection with exit plans, of which $3.2 million is allocated to Global Funds Transfer for the nine months ended September 30, 2009 and $1.4 million and $2.1 million is allocated to Payment Systems for the three and nine months ended September 30, 2009, respectively.

(3) Legal accruals for Global Funds Transfer related to a patent lawsuit and a settlement agreement with the Federal Trade Commission.
(4) Substantially all stock-based compensation is included in the "Compensation and benefits" line in our Consolidated Statements of Loss.
(5) Change in the fair value of embedded derivatives in our preferred stock, none of which is allocated to the segments.
(6) Relates to the amendment of the Senior Credit Facility during the recapitalization, none of which is allocated to the segments.
(7) Loss upon the termination of interest rate swaps related to the official check business in Payment Systems.

TABLE SIX
MONEYGRAM INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
(Amounts in thousands, except share data)	2009	2008
ASSETS
Cash and cash equivalents	$-	$-
Cash and cash equivalents (substantially restricted)	3,876,105	4,077,381
Receivables, net (substantially restricted)	958,937	1,264,885
Trading investments and related put options (substantially restricted)	25,804	47,990
Available-for-sale investments (substantially restricted)	324,942	438,774
Property and equipment	128,110	156,263
Intangible assets	11,949	14,548
Goodwill	428,117	434,337
Other assets	153,175	208,118
Total assets	$5,907,139	$6,642,296

LIABILITIES
Payment service obligations	$4,775,290	$5,437,999
Debt	879,171	978,881
Pension and other postretirement benefits	131,964	130,900
Accounts payable and other liabilities	140,183	121,586
Deferred tax liabilities	13,476	12,454
Total liabilities	5,940,084	6,681,820

MEZZANINE EQUITY
Participating Convertible Preferred Stock-Series B, $0.01 par value, 800,000 shares authorized, 495,000 shares issued and outstanding	517,090	458,408
Participating Convertible Preferred Stock-Series B-1, $0.01 par value, 500,000 shares authorized, 272,500 shares issued and outstanding	313,854	283,804
Total mezzanine equity	830,944	742,212

STOCKHOLDERS' DEFICIT
Preferred shares - undesignated, $0.01 par value, 5,000,000 authorized, none issued	-	-
Preferred shares - junior participating, $0.01 par value, 2,000,000 authorized, none issued	-	-
Common shares, $0.01 par value, 1,300,000,000 shares authorized, 88,556,077 shares issued	886	886
Additional paid-in capital	-	62,324
Retained loss	(678,241)	(649,254)
Unearned employee benefits	(46)	(424)
Accumulated other comprehensive loss	(33,325)	(42,707)
Treasury stock: 6,035,848 and 5,999,175 shares at September 30, 2009 and December 31, 2008, respectively	(153,163)	(152,561)
Total stockholders' deficit	(863,889)	(781,736)
Total liabilities, mezzanine equity and stockholders' deficit	$5,907,139	$6,642,296

TABLE SEVEN
MONEYGRAM INTERNATIONAL, INC.
ASSETS IN EXCESS OF PAYMENT SERVICE OBLIGATIONS
(Unaudited)

	September 30,	June 30,	March 31,	December 31,
(Amounts in thousands)	2009	2009	2009	2008

Cash and cash equivalents	$3,876,105	$3,973,685	$3,904,783	$4,077,381
Receivables, net	958,937	1,098,388	1,117,184	1,264,885
Trading investments and related put options	25,804	37,309	50,127	47,990
Available-for-sale investments	324,942	357,432	415,827	438,774
	5,185,788	5,466,814	5,487,921	5,829,030
Payment service obligations	(4,775,290)	(5,079,941)	(5,067,167)	(5,437,999)
Assets in excess of payment service obligations	$410,498	$386,873	$420,754	$391,031

CONTACT:
MoneyGram International, Inc.
Lynda Michielutti, 952-591-3846 (Media)
lmichielutti@moneygram.com
Alex Holmes, 720-568-8703 (Investors)
aholmes@moneygram.com